EXHIBIT 99

News Release
For further information contact: Geralyn DeBusk Halliburton Investor Relations 972-458-8000

Dave & Buster’s, Inc. Achieves Record Setting

Fiscal Year 2011 Adjusted EBITDA of $98.4 million

DALLAS—April 12, 2012—Dave & Buster's, Inc., a leading operator of high volume entertainment/dining complexes, today announced results for its fiscal year and fourth quarter ended January 29, 2012.

Total revenues increased 6.3% to $144 million in the fourth quarter of 2011, compared to $135.5 million in the fourth quarter of 2010. The year-over-year revenue increase was driven by a $1 million increase in comparable store sales and a net $7.5 million increase in revenues from non-comparable stores and other revenue sources. Across all stores, Food and Beverage revenues increased $2.9 million or 4% and Amusements and Other revenues increased $5.6 million or 8.8% compared to the fourth quarter of 2010.

Adjusted EBITDA increased 7.1% to $29.9 million in the fourth quarter of 2011 versus $28.0 million in the fourth quarter of fiscal 2010.

Total revenues for the 52-week period increased 3.8% to $541.5 million from $521.5 million for the comparable period last year. This revenue increase was comprised of a 2.2% increase in comparable store sales, and a net $11.6 million increase in revenues from non-comparable stores and other revenue sources. Our positive revenue gains were partially offset by a $2.4 million revenue reduction related to the second quarter 2011 closure of a store in Dallas, Texas. Total Food and Beverage revenues increased $5.1 million or 1.9% and revenues from Amusements and Other increased $14.9 million or 5.9%.

Adjusted EBITDA for the 52-week period increased 14% to $98.4 million versus $86.3 million for the comparable period last year.

"We are extremely pleased with our performance in 2011" said Steve King, Chief Executive Officer. "A return to positive comparable store sales, diligent management of our costs and an outstanding group of new stores combined for our best Adjusted EBITDA year ever."

Non-GAAP Financial Measures

A reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable financial measure presented in accordance with GAAP, is set forth in the attachment to this release.

The Company will hold a conference call to discuss fourth quarter results on Thursday, April 12, 2012, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). To participate in the conference call please dial (877) 317-6789 a few minutes before call start time and reference “The Dave & Buster’s Conference Call” (conference ID# 10011980). Canadian callers should dial (866) 605-3852; callers from all other international locations should dial 1 (412) 317-6789 to participate in the call. Additionally, a live and archived webcast of the conference call will be available on the Company's website, www.daveandbusters.com.

Founded in 1982 and headquartered in Dallas, Texas, Dave & Buster’s is the premier national owner and operator of high-volume venues that offer interactive entertainment options for adults and families, such as skill/sports-oriented redemption games and technologically advanced video and simulation games, combined with a full menu of high quality food and beverages. Dave & Buster’s currently owns and operates 59 stores in 25 states and Canada. For additional information on Dave & Buster’s, please visit www.daveandbusters.com.

The statements contained in this release that are not historical facts are forward-looking statements. These forward-looking statements involve risks and uncertainties and, consequently, could be affected by our level of indebtedness, general business and economic conditions, the impact of competition, the seasonality of the company’s business, adverse weather conditions, future commodity prices, guest and employee complaints and litigation, fuel and utility costs, labor costs and availability, changes in consumer and corporate spending, changes in demographic trends, changes in governmental regulations, unfavorable publicity, our ability to open new stores, and acts of God.

DAVE & BUSTER’S, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	January 29, 2012	January 30, 2011
	(audited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$33,684	$34,407
Other current assets	41,310	42,284
Total current assets	$74,994	$76,691

Property and equipment, net	323,342	304,819

Intangible and other assets, net	380,326	383,032
Total assets	$778,662	$764,542

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities	$86,643	$81,877

Other long-term liabilities	104,987	96,417

Long-term debt, less current liabilities, net unamortized discount	345,167	346,418

Stockholders' equity	241,865	239,830
Total liabilities and stockholders' equity	$778,662	$764,542

DAVE & BUSTER’S, INC.

Consolidated Statements of Operations

(dollars in thousands)

(unaudited)

	13 Weeks Ended		13 Weeks Ended
	January 29, 2012		January 30, 2011

Food and beverage revenues	$74,900	52.0%	$72,012	53.2%
Amusement and other revenues	69,056	48.0%	63,446	46.8%
Total revenues	143,956	100.0%	135,458	100.0%

Cost of products	29,043	20.2%	26,525	19.6%
Store operating expenses	77,984	54.2%	71,261	52.7%
General and administrative expenses	9,192	6.3%	8,161	6.0%
Depreciation and amortization	14,404	10.0%	12,906	9.5%
Pre-opening costs	1,428	1.0%	452	0.3%
Total operating expenses	132,051	91.7%	119,305	88.1%

Operating income	11,905	8.3%	16,153	11.9%
Interest expense, net	7,963	5.5%	8,321	6.1%

Income before income tax provision	3,942	2.8%	7,832	5.8%
Income tax provision	2,140	1.5%	3,331	2.5%
Net income	$1,802	1.3%	$4,501	3.3%

Other information:
Company-owned and operated stores open at end of period (2)	58		57

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods

	13 Weeks Ended	13 Weeks Ended
	January 29, 2012	January 30, 2011

Total net income	$1,802	$4,501
Add back: Interest expense, net	7,963	8,321
Income tax benefit	2,140	3,331
Depreciation and amortization	14,404	12,906
EBITDA	26,309	29,059

Add back: Loss (gain) on asset disposal	261	(3,326)
Share-based compensation	185	263
Currency transaction loss (gain)	87	(54)
Pre-opening costs	1,428	452
Reimbursement of affiliate expenses	133	204
Deferred amusement revenue and ticket redemption liability adjustments	1,149	693
Transaction and other costs	394	680
Adjusted EBITDA (3)	$29,946	$27,971

DAVE & BUSTER’S, INC.

Consolidated Statements of Operations

(dollars in thousands)

(audited)

	52 Weeks Ended		52 Weeks Ended
	January 29, 2012 (1)		January 30, 2011 (1)

Food and beverage revenues	$272,606	50.3%	$267,514	51.3%
Amusement and other revenues	268,939	49.7%	254,025	48.7%
Total revenues	541,545	100.0%	521,539	100.0%

Cost of products	107,168	19.8%	103,981	19.9%
Store operating expenses	306,868	56.7%	300,498	57.7%
General and administrative expenses	34,896	6.4%	42,734	8.2%
Depreciation and amortization	54,277	10.0%	50,018	9.6%
Pre-opening costs	4,186	0.8%	2,289	0.4%
Total operating expenses	507,395	93.7%	499,520	95.8%

Operating income	34,150	6.3%	22,019	4.2%
Interest expense, net	32,516	6.0%	32,462	6.2%

Income (loss) before income tax provision (benefit)	1,634	0.3%	(10,443)	-2.0%
Income tax provision (benefit)	679	0.1%	(3,148)	-0.6%
Net income (loss)	$955	0.2%	$(7,295)	-1.4%

Other information:
Company-owned and operated stores open at end of period (2)	58		57

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods

	52 Weeks Ended	52 Weeks Ended
	January 29, 2012 (1)	January 30, 2011 (1)

Total net income (loss)	$955	$(7,295)
Add back: Interest expense, net	32,516	32,462
Provision (benefit) for income taxes	679	(3,148)
Depreciation and amortization	54,277	50,018
EBITDA	88,427	72,037

Add back: Loss (gain) on asset disposal	1,279	(2,397)
Share-based compensation	1,038	2,491
Currency transaction loss (gain)	103	(143)
Pre-opening costs	4,186	2,289
Reimbursement of affiliate expenses	854	626
Deferred amusement revenue and ticket redemption liability adjustments	1,539	1,276
Transaction and other costs	946	10,101
Adjusted EBITDA (3)	$98,372	$86,280

NOTE

(1) As previously reported by the Company, on June 1, 2010, affiliates of Oak Hill Capital Partners acquired all of the outstanding capital stock of our direct parent, Dave & Buster’s Holdings, Inc. Accounting principles generally accepted in the United States require operating results for the Company prior to the June 1, 2010 acquisition to be presented as Predecessor’s results in the historical financial statements. Operating results for the Company subsequent to the June 1, 2010 acquisition are presented or referred to as Successor’s results in our historical financial statements. References to the 52 week period ended January 30, 2011 included in this release, relate to the 244 day period ended January 30, 2011 in the Successor period and the 120 day period ended May 31, 2010 in the Predecessor period. References to the 52 week periods ended January 29, 2012 included in this release, relate to the Successor periods. The results for the Successor periods include the impacts of purchase accounting.

(2) The store counts as of the end of both fiscal periods include our location in Nashville, Tennessee, which closed as a result of damages sustained in a flood on May 2, 2010. The store reopened on November 28, 2011. The store count as of January 30, 2011, includes a store in Dallas, Texas, which was permanently closed on May 2, 2011.

(3) EBITDA, a non-GAAP measure, is defined as net income (loss) before income tax expense (benefit), interest expense (net) and depreciation and amortization. Adjusted EBITDA, also a non-GAAP measure, is defined as EBITDA plus (gain) loss on asset disposal, share-based compensation expense, pre-opening costs, reimbursement of affiliate expenses, and other non-cash or non-recurring charges. The company believes that EBITDA and Adjusted EBITDA (collectively, “EBITDA – Based Measures”) provide useful information to debt holders regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA – Based Measures are used by many investors, analysts and rating agencies as a measure of performance. In addition, Adjusted EBITDA is approximately equal to “Consolidated EBITDA” as defined in our senior secured credit facility and indentures relating to the Company’s senior notes. Neither of the EBITDA – Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance. EBITDA and Adjusted EBITDA as defined in this release may differ from similarly titled measures presented by other companies.